EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements Nos. 333-144826, 333-151456,
333-157122, 333-164549, 333-171810, 333-179348 and 333-182756 on Form S-8 of our reports dated February 8, 2017, relating to the financial statements and financial statement schedule of DHI Group, Inc., and the effectiveness of DHI Group, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of DHI Group, Inc. for the year ended December 31, 2016.

/s/ Deloitte & Touche LLP

Des Moines, Iowa
February 8, 2017